Exhibit 99.1

Aravive, Inc. to Delist from The Nasdaq Stock Market

January 17, 2024

HOUSTON, January 17, 2024 (GLOBE NEWSWIRE) -- Aravive, Inc. (Nasdaq: ARAV, “the Company”), announced today that the Company intends to voluntarily terminate the listing of its common stock on the Nasdaq Global Select Market (“Nasdaq”)  and, based upon ownership of its shares by fewer than 300 holders of record, deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend its public reporting obligations.

As previously disclosed, at the Company’s 2023 annual stockholder’s meeting, the stockholders of the Company approved effecting a transfer and assignment of all or substantially all of the Company’s assets to an assignee for the benefit of creditors and the dissolution and liquidation of the Company, each subject to the Company’s Board making a determination that such actions were in the best interests of the Company. On January 12, 2024, the Board approved the transfer of all or substantially all of the Company’s assets through an assignment for the benefit of creditors and the voluntary dissolution and liquidation of the Company.

Also, as previously disclosed, on September 15, 2023, the Company received letters from the Listing Qualifications Department of the Nasdaq Stock Market notifying the Company that for the preceding 30 consecutive business days (August 3, 2023 through September 14, 2023)

●	the market value of the Company’s listed securities did not maintain a minimum market value of $50,000,000 (the “Minimum MVLS Requirement”) as required by Nasdaq Listing Rule 5450(b)(2)(A);

●	the market value of the Company’s publicly held shares did not maintain a minimum market value of $15,000,000 (the “Minimum MVPHS Requirement”) as required by Nasdaq Listing Rule 5450(b)(2)(C); and

●	the Company’s common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5450(a)(1).

The Company is currently not in compliance with the Minimum MVLS Requirement, the Minimum MVPHS Requirement or the Minimum Bid Price Requirement.

In order to ensure an orderly delisting process, the Company has determined to voluntarily terminate the listing of its common stock on the Nasdaq. The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about January 29, 2024, and the Nasdaq delisting is expected to become effective on or about February 8, 2024, at which time trading on Nasdaq will cease. The Company has not arranged for listing and/or registration of its common stock on another national securities exchange or for quotation in a quotation medium.

After the Nasdaq delisting becomes effective, the Company will file a Form 15 with the SEC on or about February 8, 2024, at which time the Company anticipates that its obligation to file periodic reports under the Exchange Act, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, will be suspended.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions and includes statements regarding the Company’s intention to voluntarily terminate the listing of its common stock on Nasdaq and to deregister it common stock under the Exchange Act and suspend its public reporting obligations, the timing thereof and the Company’s intention to file a Form 25 and a Form 15 with the SEC. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Gail McIntyre, Ph.D.

gail@aravive.com